Exhibit 3.1

AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP OF
THE ROUSE COMPANY LP

This Amended and Restated Agreement of Limited Partnership (this “Agreement”) of The Rouse Company LP (the “Partnership”) is entered into as of the 12th day of November, 2004, between Rouse LLC, a Delaware limited liability company (the “General Partner”), and GGP Limited Partnership, a Delaware limited partnership (the “Limited Partner”). General Partner and Limited Partner are sometimes referred to herein collectively as the “Partners”.

WHEREAS, the General Partner and General Growth Properties, Inc. (the “Former Limited Partner”) formed the Partnership pursuant to an Agreement of Limited Partnership, dated as of November 4, 2004 (the “Original Partnership Agreement”), between the General Partner and the Former Limited Partner;

WHEREAS, the Former Limited Partner has contributed its 99% partnership interest in the Partnership to the Limited Partner pursuant to a Contribution Agreement, dated as of November 12, 2004, between the Former Limited Partner and the Limited Partner;

WHEREAS, the General Partner and the Limited Partner now desire to amend and restate the Original Partnership Agreement as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the agreements contained herein, the Partners agree as follows:

1.             Name. The name of the limited partnership is The Rouse Company LP.

2.             Purpose. The Partnership is organized for the purpose of engaging in any businesses or activities that may lawfully be engaged in by a limited partnership formed under the Act, including, without limitation, purchasing, investing in, financing, selling and otherwise dealing with direct and indirect interests in real estate assets (including loans secured by or relating to real estate assets or interests therein), other assets and in companies or entities owning such assets, and engaging in any and all activities necessary or incidental to the foregoing. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business of the Partnership and for the protection and benefit of the Partnership.

3.             Registered Office. The registered office of the Partnership in the State of Delaware is 2711 Centerville, Suite 400, Wilmington, Newcastle County, Delaware 19808.

4.             Registered Agent. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville, Suite 400, Wilmington, Newcastle County, Delaware 19808.

5.             Partners. The names and the business, residence or mailing address of the Limited Partner and the General Partner are as follows:

Limited Partner

GGP Limited Partnership

c/o General Growth Properties, Inc.

110 North Wacker Drive

Chicago, Illinois 60606

General Partner

Rouse LLC

c/o General Growth Properties, Inc.

110 North Wacker Drive

Chicago, Illinois 60606

6.             Powers. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

Except as provided herein, the management of the Partnership shall be vested exclusively in the General Partner. Except as provided herein, the Limited Partner shall have no part in the operation or management of the Partnership and shall have no authority or right to act on behalf of or to bind the Partnership in connection with any matter.

The General Partner shall have the exclusive right, power and authority on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership and to perform all acts in furtherance thereof, including, without limitation:

(a)           acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Partnership;

(b)           act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

(c)           take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

(d)           operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

(e)           borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership or give guaranties or indemnities in respect of indebtedness or obligations of the Partnership or any other person, and secure the same by mortgage, pledge or other lien on the assets of the Partnership;

(f)            invest any funds of the Partnership pending distribution or payment of the same pursuant to the provisions of this Agreement;

(g)           prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Partnership and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

(h)           enter into, perform and carry out any and all agreements, guaranties, indemnities or contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Partners, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Partnership;

(i)            employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

(j)            enter into partnership, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purpose, of the Partnership; and

(k)           do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Partnership, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

The Limited Partner agrees that all determinations, decisions and actions made or taken by the General Partner shall be conclusive and absolutely binding upon the Partnership, the Limited Partners and its successors and assigns.

7.             Term. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of one of the following events: (a) the General Partner approves in writing, (b) the Partnership sells or otherwise disposes of its interest in all or substantially all of its property, (c) the filing of a voluntary or involuntary petition for relief under Title 11 of the United States Code by or against the General Partner or the occurrence of any other event of withdrawal of the General Partner, as defined in Section 17-402 of the Act, unless within 180 days after the occurrence of such event, the Limited Partner continues the business of the Partnership and appoints, effective as of the date of such event, one or more additional general partners of the Partnership; or (d) an entry of a decree of judicial dissolution has occurred under § 17-802 of the Act.

8.             Capital Contributions. As of the date hereof, the Partners of the Partnership have contributed amounts, in cash, and no other property, to the Partnership in the following relative percentages:

Limited Partner	99.0%

General Partner	1.0%

9.             Additional Contributions. The General Partner may, at any time and from time to time, require the Partners, and all Partners hereby agree, to make additional cash capital contributions to the Partnership that the General Partner determines are necessary to conduct the business of the Partnership. Any capital call (a) shall be made by written or oral notice given by the General Partner to all of the Partners and (b) shall be apportioned pro rata among the Partners in accordance with the respective percentage interests of the Partners in the Partnership.

10.           Allocations of Profit and Losses.

(a)           The Partnership’s profits and losses shall be allocated in proportion to the respective percentage interests of the Partners of the Partnership.

(b)           The fiscal year of the Partnership for financial statement and federal income tax purposes shall be the calendar year or shall end on such other date determined by the General Partner.

11.           Distributions. At the time determined by the General Partner, the General Partner shall cause the Partnership to distribute any cash held by it which is not reasonably necessary for the operation of the Partnership. Cash available for distribution shall be distributed to the Partners in proportion to the respective percentage interests in the Partnership.

12.           Treatment for Tax Purposes. The Partners agree that the Partnership will be treated as a disregarded entity for U.S. federal tax purposes. The General Partner shall, if necessary, file all forms (including any attachments thereto) with the Internal Revenue Service necessary to effect such status, and the Limited Partner agrees that it will promptly take any action requested by the General Partner in order (a) to allow the General Partner to duly file such forms or (b) otherwise to effect such status, and take no action contradictory to such status.

13.           Assignments. No Partner may assign, pledge, hypothecate or otherwise transfer all or part of its partnership interests in the Partnership without the consent of the General Partner.

14.           Withdrawal. No right is given to any Partner of the Partnership to withdraw from the Partnership.

15.           Additional Partners.

(a)           No additional limited partners (“Additional Limited Partners”) may be admitted to the Partnership without the consent of the General Partner.

(b)           After the admission of any Additional Limited Partner pursuant to this Section 15, the Partnership shall continue as a limited partnership under the Act.

(c)           The admission of Additional Limited Partners to the Partnership pursuant to this Section 15 shall be accomplished by the amendment of this Agreement of Limited Partnership and, if required by the Act, the filing of an appropriate amendment of the Partnership’s Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware.

16.           Liability of Partners.

(a)           Except as provided herein or by the Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners. All debts and obligations of the Partnership shall be paid or discharged first with the assets of the Partnership before the General Partner shall be obliged to pay or discharge such debts or obligations (and then such obligations shall be only to the extent required by applicable law). The General Partner shall not be liable for the return of the capital contributions of the Limited Partner.

(b)           The Limited Partner shall not be bound by, nor be personally liable for, the expenses, liabilities, indebtedness or obligations of the Partnership or the General Partner. The liability of each Partner shall be limited solely to the amount of its capital contributions; provided, however, that after the Limited Partner has received a distribution from the Partnership, the Limited Partner may be liable to the Partnership for the amount of the distribution but only to the extent required by the Act.

17.           Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

18.           Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart shall be an original, but altogether shall constitute one and the same instrument.

19.           Exculpation and Indemnification. No Partner or other authorized agent of the Partnership shall be liable to the Partnership, or any other person or entity who has an interest in the Partnership, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s willful misfeasance or bad faith. In the event that any Partner, or any of its direct or indirect partners, members, stockholders, other equity owners or controlling persons, or any directors, managing directors, managers, officers, employees, agents, trustees, incorporators, organizers, affiliates or controlling persons of any of the foregoing (collectively, the “Indemnified Persons”; and each an “Indemnified Person”), becomes involved, in any capacity in any threatened, pending or completed, action, suit proceeding or investigation, in connection with any matter arising out of or relating to the Partnership’s business or affairs, to the fullest extent permitted by applicable law, any legal and other expenses (including the cost of any investigation and preparation) incurred by such Indemnified Person in connection therewith shall, from time to time, be advanced by the Partnership prior to the final disposition of such action, suit, proceeding or investigation upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Partnership in connection with such action, suit proceeding or investigation as provided in the exception contained in the next succeeding sentence.  To the fullest extent permitted by law, the Partnership also will indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively, “Costs”), to which such an Indemnified Person may become subject in connection with any matter arising out of or in connection with the Partnership’s business or affairs, except to the extent that any such Costs result solely from the willful misfeasance or bad faith of such Indemnified Person.  If for any reason (other than the willful misfeasance or bad faith of such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such Indemnified Person as a result of such Costs in such proportion as is appropriate to reflect not only the relative benefits received by the Partnership on the one hand and such Indemnified Person on the other hand but also the relative fault of the Partnership and such Indemnified Person, as well as any relevant equitable considerations.  The reimbursement, indemnity and contribution obligations of the Partnership under this Section 19 shall be in addition to any liability which the Partnership may otherwise have to any Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Partnership and any Indemnified Person.  The reimbursement, indemnity and contribution obligations of the Partnership under this Section 19 shall be limited to the Partnership’s assets, and no Partner shall have any personal liability on account thereof.  The foregoing provisions shall survive any termination of this Agreement.

20.           Interests and Certificates.

(a)           Interests.

Each partnership interest in the Partnership shall constitute a “security” within the meaning of Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York (and each partnership interest in the Partnership shall be treated as such a “security” for all purposes, including, without limitation, perfection of a security interest therein under Article 8 of the applicable Uniform Commercial Code).

(b)           Certificates.

(i)      Upon the issuance of partnership interests in the Partnership to any person or entity in accordance with the provisions of this Agreement, without any further act, vote or approval of any Partner or any person or entity, the Partnership shall issue one or more certificates in the name of such person or entity substantially in the form of Exhibit A hereto (a “Certificate”), which evidences the ownership of the partnership interests in the Partnership of such person or entity.  Each such Certificate shall be denominated in terms of the percentage of the partnership interests in the Partnership evidenced by such Certificate and shall be signed by the General Partner on behalf of the Partnership.

(ii)     Without any further act, vote or approval of any Partner or any person or entity, the Partnership shall issue a new Certificate in place of any Certificate previously issued if the holder of the partnership interests in the Partnership represented by such Certificate, as reflected on the books and records of the Partnership;

(A)    makes proof by affidavit, in form and substance satisfactory to the Partnership, that such previously issued Certificate has been lost, stolen or destroyed;

(B)     requests the issuance of a new Certificate before the Partnership has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(C)     if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with such surety or sureties as the Partnership may direct, to indemnify the Partnership against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Certificate; and

(D)    satisfies any other reasonable requirements imposed by the Partnership.

(iii)    Upon a Partner’s transfer in accordance with the provisions of this Agreement of any or all partnership interests in the Partnership represented by a Certificate, the transferee of such partnership interests in the Partnership shall deliver such Certificate to the Partnership for cancellation (executed by such transferee on the reverse side thereof), and the Partnership shall thereupon issue a new Certificate to such transferee for the percentage of partnership interests in the Partnership being transferred and, if applicable, cause to be issued to such Partner a new Certificate for that percentage of partnership interests in the Partnership that were represented by the canceled Certificate and that are not being transferred.

(c)           Registration of Partnership Interests.

The Partnership shall maintain books for the purpose of registering the transfer of partnership interests.  Notwithstanding any provision of this Agreement to the contrary, a transfer of partnership interests requires delivery of an endorsed Certificate and shall be effective upon registration of such transfer in the books of the Partnership.

[Signatures begin on following page]

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement of Limited Partnership as of the day and year first written above.

GENERAL PARTNER:

ROUSE LLC

By:	/s/ Bernard Freibaum
	Name:	Bernard Freibaum
	Title:	Vice President

LIMITED PARTNER:

GGP LIMITED PARTNERSHIP

By:	General Growth Properties, Inc., its General Partner

	By:	/s/ Bernard Freibaum
	Name:	Bernard Freibaum
	Title:	Vice President

Exhibit A

CERTIFICATE EVIDENCING PARTNERSHIP INTERESTS

OF

THE ROUSE COMPANY LP

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE.  THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF.  ANY TRANSFER OF THIS CERTIFICATE OR ANY PARTNERSHIP INTEREST REPRESENTED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF THE LIMITED PARTNERSHIP AGREEMENT (AS DEFINED BELOW) AND CAN BE EFFECTED ONLY AFTER COMPLIANCE WITH ALL THOSE TERMS AND CONDITIONS AND THE PRESENTATION TO THE COMPANY OF THIS CERTIFICATE, ACCOMPANIED BY AN ASSIGNMENT IN THE FORM APPEARING ON THE REVERSE SIDE OF THIS CERTIFICATE, DULY COMPLETED AND EXECUTED BY AND ON BEHALF OF THE TRANSFEROR IN SUCH TRANSFER, AND AN APPLICATION FOR TRANSFER IN THE FORM APPEARING ON THE REVERSE SIDE OF THIS CERTIFICATE, DULY COMPLETED AND EXECUTED BY AND ON BEHALF OF THE TRANSFEREE IN SUCH TRANSFER.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN ADDITION TO THE FOREGOING, THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER DESCRIBED IN THAT CERTAIN GUARANTEE AND PLEDGE AGREEMENT, DATED AS OF NOVEMBER 12, 2004, MADE BY GGP LIMITED PARTNERSHIP, GENERAL GROWTH PROPERTIES, INC. AND ROUSE LLC IN FAVOR OF THE ADMINISTRATIVE AGENT (AS DEFINED THEREIN) FOR THE RATABLE BENEFIT OF THE LENDERS (AS DEFINED THEREIN).  A COPY OF SUCH GUARANTEE AND PLEDGE AGREEMENT IS AVAILABLE FROM THE COMPANY UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Certificate No.: [•]	Percentage Interest: [•]%

The Rouse Company LP, a Delaware limited partnership (the “Company”), hereby certifies that [•], a [•] (together with any assignee of this Certificate, the “Holder”), is the registered owner of [•] percent ([•] %) of the partnership interests in the Company.  The rights, powers, preferences, restrictions and limitations of the partnership interests in the Company are set forth in, and this Certificate and the partnership interests in the Company represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Agreement of Limited Partnership of the Company, dated as of November 12, 2004, as the same may be further amended or restated from time to time (the “Limited Partnership

Agreement”).  By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the partnership interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Partnership Agreement.  The Company will furnish a copy of the Limited Partnership Agreement to the Holder without charge upon written request to the Company at its principal place of business.

Each partnership interest in the Company shall constitute a “security” within the meaning of Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York (and each partnership interest in the Company shall be treated as such a “security” for all purposes, including, without limitation, perfection of a security interest therein under Article 8 of the applicable Uniform Commercial Code).

This Certificate and the partnership interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of the date set forth below.

THE ROUSE COMPANY LP

Dated:	By: Rouse LLC, its general partner

By:
Name:
Title:

(REVERSE SIDE OF CERTIFICATE)

ASSIGNMENT OF INTERESTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                  (print or typewrite name of transferee),                                      (insert Social Security or other taxpayer identification number of transferee), the following specified percentage of partnership interests in the Company:                               (identify the percentage interest being transferred) effective as of the date specified in the Application for Transfer of Interests below, and irrevocably constitutes and appoints                                                             and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:	Signature:
(Transferor)

Address:

APPLICATION FOR TRANSFER OF INTERESTS

The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the percentage of partnership interests in the Company described above (the “Transfer”) and applies to be admitted to the Company as a substitute partner of the Company, (b) agrees to comply with and be bound by all of the terms and provisions of the Limited Partnership Agreement, (c) represents that the Transfer complies with the terms and conditions of the Limited Partnership Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Limited Partnership Agreement), in form and substance satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant’s admission to the Company as a substitute partner of the Company and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Limited Partnership Agreement with respect to the partnership interests in the Company described above.

The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Company as a substitute partner shall be effective as of                                                  .

Name of Transferee (Print)

Dated:	Signature:
(Transferee)

Address:

The Company has determined (a) that the Transfer described above is permitted by the Limited Partnership Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute partner of the Company effective as of the date and time directed above, and (c) agrees to record, as promptly as possible, in the books and records of the Company the admission of the Applicant as a substitute partner.

THE ROUSE COMPANY LP

By:	Rouse LLC, its general partner

By:
Name:
Title: